Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350, we, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of Canterbury Park Holding Corporation (the “Company”), hereby certify that:

(1)          The accompanying quarterly report on Form 10-Q for the period ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CANTERBURY PARK HOLDING CORPORATION

Dated: November 15, 2004	/s/ Randall D. Sampson
Randall D. Sampson,
President, and Chief Executive Officer

Dated: November 15, 2004	/s/ David C. Hansen
David C. Hansen,
Vice President, and Chief Financial Officer